SUBORDINATION AGREEMENT

This Subordination Agreement is made as of June 21, 2010, by and between TRINAD CAPITAL MASTER FUND, LTD., (together with its successors and assigns in such capacity, the “First Lien Agent”), having a business address at 2121 Avenue of the Stars, Suite 2550, Los Angeles, CA 90067, acting in its capacity as agent for the First Lien Creditors (as defined below) and VALUEACT SMALLCAP MASTER FUND, L.P., having a business address at 435 Pacific Avenue, 4th Floor, San Francisco, CA 94133 (together with its successors and assigns, “Subordinated Creditor”), and each of NeuMedia, Inc. (f/k/a Mandalay Media, Inc.), a Delaware corporation, with its principal place of business at  2121 Avenue of the Stars, Suite 2550, Los Angeles, CA 90067 (“First Lien Borrower”) and Twistbox Entertainment, Inc., a Delaware corporation with its principal place of business at 14242 Ventura Boulevard, Third Floor, Sherman Oaks, CA 91423 and a wholly-owned subsidiary of First Lien Borrower (“Second Lien Borrower,” and collectively, jointly or severally with the First Lien Borrower and any entity or person named at any time as an “Obligor” or “Subsidiary Guarantor” or otherwise obligated under the First Lien Documents or the Subordinated Debt Documents (as defined below), together with its respective successors and assigns, including any related receiver, trustee or debtor-in-possession, each an “Obligor” and collectively, the “Obligors”).

Recitals

A.          The First Lien Agent, as administrative agent and collateral agent for certain investors in the First Lien Borrower (together with their successors and assigns, the “First Lien Creditors”) and the First Lien Creditors, have agreed to make loans in the aggregate original principal amount of $2,500,000 to be evidenced by one or more Senior Secured Notes (as amended and/or restated from time to time, the “First Lien Notes” and together with any documents and instruments evidencing, guaranteeing, securing or entered into in connection with the First Lien Debt, the “First Lien Documents”) to be issued by the First Lien Borrower and secured by the Collateral (as defined below) pursuant to the terms of a letter agreement, dated as of June __, 2010, by and among Subordinated Creditor, First Lien Borrower, Jonathan Cresswell and Nathaniel MacLeitch (the “Letter Agreement”).

B.           Subordinated Creditor holds one or more secured promissory notes issued by Second Lien Borrower (as the same may be amended, restated and/or replaced with a “Amended VAC Note” as defined in and pursuant to the terms of the Letter Agreement, collectively, the “Subordinated Notes,” and together with any documents and instruments evidencing, guaranteeing, securing or entered into in connection with the Subordinated Debt, in each case, as amended, restated, supplemented, modified, replaced, substituted or renewed from time to time, the “Subordinated Debt Documents”) and all other amounts, obligations, and indebtedness of every kind, nature and description owing at any time by the First Lien Borrower, the Second Lien Borrower and/or any other Obligor to Subordinated Creditor under and pursuant to any of the Subordinated Debt Documents, including, without limitation, all interest accruing after the commencement by or against any Obligor of any Insolvency Proceeding with respect to such Obligor are referred to herein as the “Subordinated Debt.”

C.           In order to induce the First Lien Agent and the other First Lien Creditors to extend credit to First Lien Borrower, Subordinated Creditor is willing to subordinate: (i) the Subordinated Debt to the First Lien Debt (as defined in Section 2 hereof) and (ii) all of Subordinated Creditor’s Liens, if any, to all of the Liens of the First Lien Agent in the Collateral (as defined below) as provided herein; and (iii) in accordance with Section 3, payment of the Subordinated Debt to the prior payment in full in cash of the First Lien Debt.

NOW, THEREFORE, FOR GOOD AND VALUABLE CONSIDERATION, INCLUDING THE EXTENSION OF THE FIRST LIEN DEBT TO THE FIRST LIEN BORROWER, THE PARTIES AGREE AS FOLLOWS:

1.           Until the Discharge of the First Lien Debt, Subordinated Creditor subordinates any and all Liens that Subordinated Creditor may have or obtain at any time in any Collateral to secure the Subordinated Debt to the Liens therein at any time securing the First Lien Debt (as the same may be reduced over time by the aggregate amount of all permanent repayments) and agrees that until such time as the First Lien Debt has been Discharged any and all Liens of Subordinated Creditor in respect of any Collateral shall be second, junior and subordinate to the Liens securing the First Lien Debt, and the Liens securing the First Lien Debt shall be first, senior and prior to each Lien held by the Subordinated Creditor. The priority specified in the preceding sentence shall be applicable irrespective of the dates, times or order of attachment or perfection of Liens, the time or order of filing of Liens, the time or order of filing of financing statements, the time or order of obtaining control or possession, the giving or failure to give notice of the acquisition or expected acquisition of any purchase money liens, the failure to perfect or maintain the perfection or priority of the Liens securing the First Lien Debt or the failure of the First Lien Agent to obtain control or possession of any Collateral.  Subordinated Creditor, to the fullest extent permitted by applicable law, waives as to the First Lien Agent and the First Lien Creditors any requirement regarding, and agrees not to demand, request, plead or otherwise claim the benefit of, any marshalling, appraisement, valuation or other similar right that may otherwise be available under applicable law.

2.             As used in this Agreement, the following terms shall have the meanings specified below:

“Agreement” shall mean this Subordination Agreement.

“Bankruptcy Code” shall mean Title 11 of the United States Code entitled “Bankruptcy,” as now or hereafter in effect, or any successor statute.

“Blockage Period” shall have the meaning set forth in Section 3.

“Collateral” means all assets and properties of any kind whatsoever, real or personal, tangible or intangible and wherever located, of any Obligor, whether now owned or hereafter acquired, upon which a Lien (including, without limitation, any Liens granted in any Insolvency Proceeding) is now or hereafter granted or purported to be granted by such Person in favor of a Secured Creditor, as security for all or any part of the Obligations.

“Debt Action” shall mean: (i) the imposition of the “default rate” as defined in any Subordinated Debt Document, (ii) the receipt of any payment or distribution under or pursuant to any plan of reorganization which has been confirmed pursuant to a non-appealable order in a case under the Bankruptcy Code in a manner not inconsistent with the terms of this Agreement, (iii) voting on any plan of reorganization, (iii) the filing of any proof or notice of claim in any Insolvency Proceeding involving any Obligor or the filing of defensive pleadings in a manner not inconsistent with the terms of this Agreement, (iv) the acceleration of any Subordinated Debt obligations, (iv) the filing and pursuit of a lawsuit by Subordinated Creditor to collect any Subordinated Debt obligations so long as such lawsuit seeks only a money judgment and does not seek to enforce or impose any Lien on any Collateral or enjoin, limit, interfere with or otherwise affect any of the rights of the First Lien Agent or any First Lien Creditor under the First Lien Documents, or (v) the delivery of default notices, cease and desist letters and similar notices by Subordinated Creditor to any Obligor.

“Discharged” shall mean, with respect to the First Lien Debt, that: (a) the outstanding principal amount of the First Lien Debt (as defined in and limited by the definition of “First Lien Debt”) has been paid in full in cash and (b) all other Obligations (other than contingent indemnification obligations for which no underlying claim has been asserted) under the First Lien Documents have been paid or discharged in full (with all such obligations consisting of monetary or payment obligations having been paid in full in cash).

“Documents” means, collectively, the First Lien Documents and the Subordinated Debt Documents.

“Enforcement Action” means (a) any action by any Secured Creditor to foreclose on the Lien of such Person in any Collateral, (b) any action by any Secured Creditor to take possession of, or sell or otherwise realize upon, or to exercise any other rights or remedies with respect to, any Collateral, including any Disposition after the occurrence of an event of default of any Collateral by an Obligor with the consent of, or at the direction of, a Secured Creditor, (c) the taking of any other actions by a Secured Creditor against any Collateral, including the taking of control or possession of, or the exercise of any right of setoff with respect to, any Collateral and/or (d) the commencement by any Secured Creditor of any legal proceedings or actions against or with respect to any Obligor or any of such Obligor’s property or assets or any Collateral to facilitate any of the actions described in clauses (a), (b) and (c) above, including the commencement of any Insolvency Proceeding; provided that this definition shall not include any Debt Action.

“Event of Default” means each “Event of Default” or similar term, as such term is defined in any First Lien Document or any Subordinated Debt Document.

“First Lien Covenant Default” means an “Event of Default” arising under the First Lien Documents that does not constitute a First Lien Payment Default.

“First Lien Debt” shall mean all obligations, liabilities and indebtedness of every kind, nature and description of the First Lien Borrower and each other Obligor to the First Lien Creditors or any of them now existing or hereafter arising under the First Lien Documents, together with all costs of collecting such obligations (including attorneys’ fees), including, without limitation, all interest accruing after the commencement by or against any Obligor of any Insolvency Proceeding (and including the payment of any principal, interest, cost, expenses and other amounts (including default rate interest) which would accrue and become due but for the commencement of such bankruptcy, reorganization or other Insolvency Proceeding whether or not such amounts are allowed or allowable in whole or in part in any such Proceeding); provided that the principal amount of such First Lien Debt shall not exceed $2,500,000 (which principal amount shall be reduced by all payments of principal thereon received by the First Lien Creditors pursuant to the First Lien Documents and this Agreement and increased by the amount of any accrued and unpaid (to the extent added to principal) or capitalized interest (including default interest and interest which would accrue and become due but for the commencement of such bankruptcy, reorganization or similar Proceeding whether or not such amounts are allowed or allowable in whole or in part in any such Proceeding)).

“First Lien Payment Default” means a default in the payment of the principal of, premium, if any, or interest on, or fees or any other amount payable with respect to, the First Lien Debt beyond any applicable grace period.

“First Lien Termination Date” means the date on which all First Lien Debt have been Discharged.

“Insolvency Proceeding” means, as to any Obligor, any of the following:  (a) any case or proceeding with respect to such Obligor under the Bankruptcy Code or any other federal, state or foreign bankruptcy, insolvency, reorganization or other law affecting creditors’ rights or any other or similar proceedings seeking any stay, reorganization, arrangement, composition or readjustment of the obligations and indebtedness of such Obligor, (b) any proceeding seeking the appointment of any trustee, receiver, liquidator, custodian or other insolvency official with similar powers with respect to such Obligor or any of its assets, (c) any proceeding for liquidation, dissolution or other winding up of the business of such Obligor or (d) any assignment for the benefit of creditors or any marshalling of assets of such Obligor.

“Lien” means any security interest, mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or otherwise), charge against or interest in property, or other priority or preferential arrangement of any kind or nature whatsoever, to secure payment of a debt or performance of an obligation, including any obligation under a judgment or order issued by any court.

“Limited Blockage Period” shall have the meaning set forth in Section 3.

“Obligations” means the First Lien Debt and the Subordinated Debt, or any of them.

“Permitted Collateral Sale” means any Disposition of Collateral so long as such Disposition is permitted under the First Lien Documents (or a consent thereto is granted by the First Lien Agent on behalf of the First Lien Creditors) and the Subordinated Debt Documents (or a consent thereto is granted by the Subordinated Creditor).  The term Permitted Collateral Sale shall not include any Disposition occurring or effected under any circumstance or condition described in the definition of “Release Event.”

“Person” means an individual, partnership, corporation (including a business trust and a public benefit corporation), joint stock company, estate, association, firm, enterprise, trust, limited liability company, unincorporated association, joint venture, governmental authority or any other entity or regulatory body.

“Proceeding” means any action or proceeding involving the dissolution, winding up, liquidation, rearrangement, reorganization, adjustment, protection, relief or composition of any Obligor or guarantor of any Obligations, whether in any Insolvency Proceeding or similar proceedings or otherwise.

“Release Event” means the taking of any Enforcement Action by the First Lien Agent on behalf of the First Lien Creditors (in accordance with its duties under the UCC as in effect in the applicable jurisdiction ) against all or any portion of the Collateral (including a Disposition conducted by any Obligor with the consent of the First Lien Agent) or, after the occurrence and during the continuance of an Insolvency Proceeding by or against any Obligor, the entry of an order of the Bankruptcy Court pursuant to Section 363 of the Bankruptcy Code authorizing the sale of all or any portion of the Collateral.

“Secured Creditors” means the First Lien Creditors and the Subordinated Creditor, or any of them.

“Standstill Period” shall mean the period beginning on the date of the occurrence of a Event of Default under the Subordinated Debt Documents and ending upon the date which is the earlier of (a) 180 days after the First Lien Agent has received written notice from the Subordinated Creditor that an Event of Default has occurred under the Subordinated Debt Documents and (b) the date on which the First Lien Debt has been Discharged; provided that in the event that as of any day during such 180 days, such Event of Default under the Subordinated Debt Documents is no longer continuing (as the result of having been cured or waived by the Subordinated Creditor), then the Standstill Period shall be deemed not to have commenced.

“UCC” means the Uniform Commercial Code of any applicable jurisdiction and, if the applicable jurisdiction shall not have any Uniform Commercial Code, the Uniform Commercial Code as in effect in the State of California.

3.             (a)         Anything contained in the Subordinated Debt Documents to the contrary notwithstanding, until the Discharge of the First Lien Debt, the Second Lien Borrower may not make and the Subordinated Creditor may not receive any payment on account of the principal of, premium, if any, or interest on, or fees or any other amount payable in respect of the Subordinated Debt if, at the time of, or after giving effect to, such payment: (i) a First Lien Payment Default exists, the Subordinated Creditor and the Second Lien Borrower shall have received written notice of such default and such First Lien Payment Default shall not have been cured or waived in accordance with the terms of the First Lien Documents (the period during which such conditions exists being referred to as a “Blockage Period”); or (ii) the Second Lien Borrower and the Subordinated Creditor shall have received a written notice from the First Lien Agent stating that a First Lien Covenant Default then exists and is continuing, each such First Lien Covenant Default shall not have been cured or waived in accordance with the terms of the First Lien Documents and 120 days shall not have elapsed since the date such notice was received (the period during which such conditions exists being referred to as a “Limited Blockage Period”).

                    (b)           The Second Lien Borrower may resume making scheduled payments of the interest in respect of the Subordinated Debt (and make any such payments missed due to the existence of a Blockage Period or a Limited Blockage Period) and may again make voluntary payments of principal in respect of the Subordinated Debt upon the expiration of the Blockage Period or Limited Blockage Period, whether by cure or waiver of the applicable First Lien Payment Default or First Lien Covenant Default or expiration of the 120 day period with respect to the Limited Blockage Period.

                    (c)           Any provision of this Section 3 to the contrary notwithstanding: The Second Lien Borrower shall not be prohibited from making, and the Subordinated Creditor shall not be prohibited from receiving, scheduled payments of interest or voluntary payments of principal during a Limited Blockage Period for more than an aggregate of 120 days within any period of 360 consecutive days.  Furthermore, so long as (i) an Event of Default under the First Lien Documents has not occurred, is not continuing and would not exist immediately after the payment to Subordinated Creditor was made and (ii) no Insolvency Proceeding is pending with respect to any Obligor, the Second Lien Borrower may make and Subordinated Creditor may (x) receive regularly scheduled cash payments of interest (at the non-default rate of interest) on the Subordinated Debt as and when due and payable in accordance with the terms of the Subordinated Notes, and (y) receive voluntary prepayments of principal as and when permitted in accordance with the terms of the Subordinated Notes.  Nothing in this Section 3 shall prevent the Second Lien Borrower from paying, or the Subordinated Creditor from receiving, capitalized non-cash (i.e., “paid-in-kind”) interest in accordance with the Subordinated Notes.  Except as expressly permitted in Section 3(a) above, the Second Lien Borrower will not (and it will not allow any other Obligor to) make any payment of any of the Subordinated Debt, or take any other action, in contravention of the provisions of this Agreement.

(d) Except as otherwise provided for in this Section 3, notwithstanding the occurrence and continuation beyond any applicable cure period of any default or Event of Default (however defined) under the Subordinated Debt Documents or any provisions of the Subordinated Debt Documents to the contrary, until Discharge of the First Lien Debt Subordinated Creditor will not demand or receive from the Second Lien Borrower or any other Obligor (and no Obligor will pay to Subordinated Creditor) all or any part of the Subordinated Debt, by way of payment, prepayment, setoff, lawsuit or otherwise, nor will Subordinated Creditor commence any Enforcement Action with respect to or against any portion of the Collateral, until such time as the First Lien Debt has been Discharged.  Notwithstanding the preceding sentence, (a) Subordinated Creditor may bid for or purchase Collateral at any private or judicial foreclosure upon such Collateral initiated by any Secured Creditor (provided that the cash portion of any such bid shall be in an amount that is not less than the amount necessary to Discharge the First Lien Debt), (b) Subordinated Creditor may join (but not control) any foreclosure or other judicial lien enforcement proceeding with respect to the Collateral initiated by the First Lien Creditors for the purpose of protecting Subordinated Creditor’s Lien on the Collateral, so long as it does not hinder, delay or otherwise interfere with the exercise by the First Lien Agent, on behalf of the First Lien Creditors, of its rights under this Agreement, the First Lien Documents and under applicable law, (c) the Subordinated Creditor may receive any remaining proceeds of Collateral after the First Lien Debt has been Discharged, (d) Subordinated Creditor may take any Debt Action following the occurrence and during the continuation of any Event of Default with respect to the Subordinated Debt, and (e) Subordinated Creditor may take any Enforcement Action with respect to the Collateral after the termination of the Standstill Period.  Any proceeds of Collateral received by a Secured Party in connection with any such Enforcement Action taken by Subordinated Creditor shall be applied in accordance with this Agreement until the Discharge of the First Lien Debt.

(e) Notwithstanding anything to the contrary contained herein (including, without limitation, Sections 1 and 3(a)–(d)) or any First Lien Document, in accordance with Section 1(d) of the Letter Agreement, if and to the extent that, First Lien Borrower or any other Obligor receives cash proceeds from the sale of the Assets (as defined in the Letter Agreement) pursuant to Section 1(d)(x) of the Letter Agreement, First Lien Borrower or such Obligor shall promptly: (i) first, remit (and the First Lien Agent and the First Lien Creditors consent to such remittance) such cash sales proceeds to Subordinated Creditor to the extent necessary to pay in cash the principal obligations then outstanding under the Amended VAC Note until such time as the principal balance of the Amended VAC Note (which shall not exceed $3,500,000) has been satisfied by payment in full in cash (and Subordinated Creditor agrees that it will accept such amounts in payment of, and apply them towards, the reduction of the interest and principal then outstanding under the Subordinated Debt and, to the extent such payments equal or aggregate to the full amount of principal (which shall not exceed $3,500,000) and interest outstanding under the Amended VAC Note, such payment(s) shall represent a satisfaction in full in cash of the outstanding principal and interest under the Subordinated Debt and Subordinated Creditor will mark the Amended VAC Note “Cancelled” and return it to the Second Lien Borrower), and (ii) thereafter, remit any remaining cash sales proceeds to the First Lien Agent for application to the First Lien Debt.  Upon any full satisfaction in cash of the Subordinated Debt pursuant to this Section 3(b), Subordinated Creditor will, at the request and expense of the Second Lien Borrower, (i) promptly release or otherwise terminate its Liens on any and all Collateral and any other assets or rights of any Obligor and release each Guarantor from its obligations under the relevant Subordinated Debt Documents; (ii) promptly deliver such terminations of financing statements, full lien releases, mortgage satisfactions and discharges, endorsements, assignments or other instruments of transfer, termination or release and (iii) take such further actions as the First Lien Agent shall reasonably require in order to release and/or terminate its Liens on the Collateral (or release such Guarantor) and/or any other assets and rights of any Obligor.

4.           (a) In the event that the First Lien Agent takes possession of or has “control” (as such term is used in the UCC as in effect in each applicable jurisdiction) over any Collateral for purposes of perfecting its Lien therein, the First Lien Agent agrees that it shall hold, and shall be deemed to be holding, such Collateral as representative for the Secured Creditors, including the Subordinated Creditor, solely for purposes of perfection of its Lien under the UCC; provided that the First Lien Agent shall not have any duty or liability to protect or preserve any rights pertaining to any of the Collateral for the Subordinated Creditor.  Promptly following the First Lien Termination Date, the First Lien Agent shall, upon the request of Subordinated Creditor, deliver the remainder of the Collateral, if any, in its possession to the designee of Subordinated Creditor (except as may otherwise be required by applicable law or court order).

(b) In the event that Subordinated Creditor takes possession of or has “control” (as such term is used in the UCC as in effect in each applicable jurisdiction) over any Collateral for purposes of perfecting its Lien therein, Subordinated Creditor shall be deemed to be holding such Collateral as representative for the Secured Creditors, including the First Lien Creditors, solely for purposes of perfection of their Liens under the UCC; provided that Subordinated Creditor shall not have any duty or liability to protect or preserve any rights pertaining to any of the Collateral for the First Lien Creditors.

(c) It is understood and agreed that this Section 4 is intended solely to assure continuous perfection of the Liens granted under the applicable Documents, and nothing in this Section 4 shall be deemed or construed as altering the priorities or obligations set forth elsewhere in this Agreement.  The duties of each party under this Section 4 shall be mechanical and administrative in nature, and no party shall have, or be deemed to have, by reason of this Agreement or otherwise a fiduciary relationship in respect of the other party.

(d) So long as the First Lien Termination Date has not occurred, the First Lien Agent shall have the exclusive right, subject to the rights of the Obligors under the First Lien Documents, to settle and adjust claims in respect of Collateral under policies of insurance and to approve any award granted in any condemnation or similar proceeding, or any deed in lieu of condemnation, in respect of the Collateral.  After the occurrence of the First Lien Termination Date, Subordinated Creditor shall have the exclusive right, subject to the rights of the Obligors under the Subordinated Debt Documents, to settle and adjust claims in respect of Collateral under policies of insurance and to approve any award granted in condemnation or similar proceeding, or any deed in lieu of condemnation, in respect of the Collateral.

5.            Until Discharge of the First Lien Debt, any Collateral or proceeds thereof received by Subordinated Creditor including, without limitation, any such Collateral constituting proceeds, or any payment or distribution, that may be received by Subordinated Creditor (a) in connection with the exercise of any right or remedy (including any right of setoff) with respect to the Collateral, (b) in connection with any insurance policy claim or any condemnation award (or deed in lieu of condemnation), (c) from the collection or other Disposition of, or realization on, the Collateral, whether or not pursuant to an Insolvency Proceeding (including, pursuant to any Debt Action) or (d) in violation of this Agreement (including any amount not permitted to be paid or received pursuant hereto), shall be segregated and held in trust and promptly paid over to the First Lien Agent, for the benefit of the First Lien Creditors, in the same form as received, with any necessary endorsements, and Subordinated Creditor hereby authorizes the First Lien Agent to make any such endorsements as agent for the Subordinated Creditor (which authorization, being coupled with an interest, is irrevocable).  All Collateral and proceeds thereof received by any First Lien Creditor prior to the Discharge of the First Lien Debt shall be applied to the repayment of the First Lien Debt as provided in the First Lien Documents, and Collateral and all proceeds thereof received after the Discharge of the First Lien Debt shall be forthwith paid over, in the kind or funds and currency received, to Subordinated Creditor for application to the Subordinated Debt (unless otherwise required by law or court order).  For the avoidance of doubt, this paragraph shall not apply to any interest or principal payments received by Subordinated Creditor that are not prohibited by this Agreement including payments received pursuant to Section 3(e).

6.           This Agreement shall be applicable both before and after the filing of any petition by or against any Obligor under the Bankruptcy Code or any other Insolvency Proceeding and all converted or succeeding cases in respect thereof, and all references herein to any Obligor shall be deemed to apply to the trustee for such Obligor and such Obligor as a debtor-in-possession.  The relative rights of the First Lien Creditors and Subordinated Creditor in respect of any Collateral or proceeds thereof shall continue after the filing of such petition on the same basis as prior to the date of such filing, subject to any court order approving the financing of, or use of cash collateral by, any Obligor.  This Agreement shall constitute a “subordination agreement” for the purposes of Section 510(a) of the Bankruptcy Code and shall be enforceable in any Insolvency Proceeding (or other Proceeding) in accordance with its terms.

7.          Subject to the other terms and conditions of this Agreement (including the right of the Subordinated Creditor to take Enforcement Action after the termination of the Standstill Period), until the Discharge of the First Lien Debt, the First Lien Agent shall have the exclusive right to manage, perform and enforce the terms of the First Lien Documents with respect to the Collateral, to exercise and enforce all privileges and rights thereunder according to its sole discretion and the exercise of its sole business judgment, including the exclusive right to take or retake control or possession of the Collateral and to hold, prepare for sale, process, dispose of, or liquidate the Collateral and to incur expenses in connection with such Disposition and to exercise all the rights and remedies of a secured lender under the UCC (or any similar or equivalent foreign law) of any applicable jurisdiction.  In conducting any public or private sale under the UCC, the First Lien Agent shall give the Subordinated Creditor such notice (a “UCC Notice”) of such sale as may be required by the applicable UCC; provided, however, that 10 days’ notice shall be deemed to be commercially reasonable notice.  Except as specifically provided in this Section 7 below, notwithstanding any rights or remedies available to Subordinated Creditor under any of the Subordinated Debt Documents, applicable law or otherwise, Subordinated Creditor shall not, directly or indirectly, take any Enforcement Action; provided that, subject at all times to the provisions of Sections 1 and 3, upon the expiration of the applicable Standstill Period, Subordinated Creditor may take any Enforcement Action (provided that it gives the First Lien Agent at least 5 Business Days written notice prior to taking such Enforcement Action); provided, however, that notwithstanding the expiration of the Standstill Period or anything herein to the contrary, in no event shall Subordinated Creditor exercise or continue to exercise any such rights or remedies, or commence or petition for any such action or proceeding (including any foreclosure action or proceeding or any Insolvency Proceeding) if the First Lien Agent or any other First Lien Creditor shall, prior to the termination of the Standstill Period, have commenced any Enforcement Action with respect to any of the Collateral or any such action or proceeding (including, without limitation, any of the following (if undertaken and pursued to consummate a Disposition of such Collateral within a commercially reasonable time): the solicitation of bids from third parties to conduct the liquidation of all or any material portion of the Collateral, the engagement or retention of sales brokers, marketing agents, investment bankers, accountants, auctioneers or other third parties for the purpose of valuing, marketing, promoting or selling all or any material portion of the Collateral, the notification of account debtors to make payments to the First Lien Agent or its agents, the initiation of any action to take possession of all or any material portion of the Collateral or the commencement of any legal proceedings or actions against or with respect to the foreclosure and sale of all or any material portion of the Collateral), or diligently attempting in good faith to vacate any stay prohibiting an Enforcement Action with respect to all or any material portion of the Collateral.

8.           At any time, without notice to Subordinated Creditor, the First Lien Agent, on behalf of the First Lien Creditors, may take actions it considers appropriate on the First Lien Debt such as charging default interest rates when permitted under the First Lien Documents, renewing, compromising or otherwise amending any documents affecting the First Lien Debt and any Collateral, and enforcing or failing to enforce any rights against any Obligor or any other Person; provided, however, that without the written consent of the Subordinated Creditor, the First Lien Creditors shall not amend, restate, supplement, modify, substitute, renew or replace any or all of the First Lien Documents to (i) increase the interest rates on the First Lien Debt (excluding the imposition of a default rate when permitted under the First Lien Documents), (ii) extend the final maturity date of the First Lien Debt, (iii) increase the principal amount of the First Lien Debt, other than as a result of the capitalization of accrued interest and expenses, (iii) add or modify in a manner adverse to any Obligor or any Subordinated Creditor any covenant, agreement or default, or Event of Default under the First Lien Documents, (iv) or amend or modify any First Lien Debt Document in a manner that would prohibit or restrict any Obligor from making interest payments to Subordinated Creditor under the Subordinated Debt Documents, except as provided in this Agreement, or (v) impose any fees, penalties or premiums.  No action or inaction of the First Lien Agent (under the First Lien Documents or pursuant to this Agreement) or any Obligor will impair or otherwise affect the First Lien Agent’s rights under this Agreement.

9.           Until the First Lien Termination Date has occurred, and notwithstanding anything to the contrary contained in the Subordinated Debt Documents, Subordinated Creditor shall not, without the prior written consent of the First Lien Agent, except as expressly contemplated by the terms of the Letter Agreement, agree to any amendment, restatement, modification, supplement, substitution, renewal or replacement of or to any or all of the Subordinated Debt Documents that (a) would result in an increase in the interest rates in respect of the Subordinated Debt (excluding the imposition of a default rate when permitted under the Subordinated Debt Documents), (b) shorten the maturity or weighted average life to maturity of the Subordinated Debt or require that any payment on the Subordinated Debt be made earlier than the date originally scheduled for such payment or that any commitment expire any earlier than the date originally scheduled therefor, (c) add or modify in a manner adverse to any Obligor or any First Lien Creditor any covenant, agreement or default, or Event of Default under the Subordinated Debt Documents, (d) increase the amount of the Subordinated Debt, other than as a result of the capitalization of accrued interest and expenses, or (e) impose any fees, penalties or premiums.

10.           Each of the First Lien Agent and Subordinated Creditor shall provide to each other concurrently with the giving thereof to any Obligor (a) a copy of any written notice by any Secured Creditor of an Event of Default under any of its Documents or a written notice of demand for payment from any Obligor and (b) a copy of any written notice sent by such Secured Creditor to any Obligor stating such Secured Creditor’s intention to exercise any material enforcement rights or remedies against such Obligor, including written notice pertaining to any foreclosure on all or any part of the Collateral or other judicial or non-judicial remedy in respect thereof, and any legal process served or filed in connection therewith; provided that the failure of any Secured Creditor to give such required notice shall not result in any liability to such Secured Creditor or affect the enforceability of any provision of this Agreement, including the relative priorities of the Liens of the Secured Creditors as provided herein, and shall not affect the validity or effectiveness of any such notice as against any Obligor; provided, further, that the foregoing shall not in any way impair any claims that any Secured Creditor may have against any other Secured Creditor as a result of any failure of any Secured Party to provide a UCC Notice in accordance with the provisions of this Agreement and applicable law (including without limitation any liability that any Secured Creditor may have to any other Secured Creditor as a result of any such failure).  Each of the First Lien Agent and Subordinated Creditor will provide such information as it may have to the other as the other may from time to time reasonably request concerning the status of the exercise of any Enforcement Action and shall be available on a reasonable basis during normal business hours to review with the other alternatives available in exercising such rights, including, but not limited to, advising each other of any offers which may be made from time to time by prospective purchasers of the Collateral; provided that (i) the failure of any party to do any of the foregoing shall not affect the relative priorities of the Secured Creditors’ respective liens as provided herein or the validity or effectiveness of any notices or demands as against any Obligor and (ii) in no event will the First Lien Agent or any First Lien Creditor have any obligation to obtain the consent of Subordinated Creditor with respect to any actions taken or contemplated to be taken (or not taken) with respect to any Enforcement Action.  Each Obligor, by its acknowledgment hereto, hereby consents and agrees to each Secured Creditor providing any such information to the other Secured Creditor(s) and to such actions by the Secured Creditors and waives any rights or claims against any Secured Creditors arising as a result of such information or actions.

11.           Until such time as the First Lien Debt has been Discharged, Subordinated Creditor shall at any time in connection with any Permitted Collateral Sale in connection with which the First Lien Agent releases or otherwise terminates its Liens on the Collateral (and/or, in the case of a Permitted Collateral Sale consisting of the sale or disposition of all or substantially all of the equity interests or assets of any Guarantor, release such Guarantor from its obligations under the relevant First Lien Documents) subject to such sale (but not its Lien in the proceeds of such sale):  (a) upon the request of the First Lien Agent with respect to the Collateral subject to such Permitted Collateral Sale (which request will specify the principal proposed terms of the sale and the type and amount of consideration expected to be received in connection therewith), release or otherwise terminate its liens on such Collateral (it being understood that Subordinated Creditor shall still, subject to the terms of this Agreement, have a security interest with respect to the proceeds of such Collateral) (and/or, in the case of a Permitted Collateral Sale consisting of the sale or disposition of all or substantially all of the equity interests or assets of any Guarantor, release such Guarantor from its obligations under the relevant Subordinated Debt Documents); (b) promptly, at the expense of the Second Lien Borrower and other Obligors, deliver such terminations of financing statements, partial lien releases, mortgage satisfactions and discharges, endorsements, assignments or other instruments of transfer, termination or release (collectively, “Release Documents”) and take such further actions as the First Lien Agent shall reasonably require in order to release and/or terminate Subordinated Creditor’s Liens on the Collateral (or release such Guarantor) subject to such Permitted Collateral Sale; provided that if the closing of the Disposition of the Collateral is not consummated within 15 business days from the proposed closing date or any agreement governing such Permitted Collateral Sale is terminated by any of the parties thereto, the First Lien Agent shall, upon Subordinated Creditor’s request, promptly return all Release Documents to Subordinated Creditor.  In connection with a Permitted Collateral Sale with respect to any Collateral, the First Lien Agent shall promptly apply the net cash proceeds received by it upon the closing of the Permitted Collateral Sale to the repayment of the First Lien Debt as provided in the First Lien Documents.  Subordinated Creditor shall have no obligation to deliver any such release or authorization documents (A) to the First Lien Agent, the Second Lien Borrower or any other Obligor at any time or (B) to any party more than 5 business days prior to the proposed date of the closing of the sale or disposition of such Collateral.

12.          Subordinated Creditor shall, at any time in connection with a Release Event with respect to any Collateral:  (a) upon the request of the First Lien Agent with respect to the Collateral subject to such Release Event (which request will specify the principal proposed terms of the sale and the type and amount of consideration expected to be received in connection therewith), release or otherwise terminate its liens on such Collateral (and/or, in the case of a Disposition consisting of the sale or disposition of all or substantially all of the equity interests or assets of any Guarantor, release such Guarantor from its obligations under the relevant Documents), to the extent the Disposition of such Collateral is either by (i) the First Lien Agent or its agents or representatives or (ii) any Obligor with the consent of the First Lien Creditors, (b) shall grant such consents under the Subordinated Debt Documents as the First Lien Agent reasonably deems necessary to effect such Disposition free and clear of Subordinated Creditor’s Liens (it being understood that Subordinated Creditor shall still, subject to the terms of this Agreement, have a security interest with respect to the proceeds of such Collateral), and (c) deliver such Release Documents and take such further actions as First Lien Agent may reasonably require in connection therewith; provided that, (i) such release by Subordinated Creditor shall not extend to or otherwise affect any of the rights of Subordinated Creditor to the proceeds from any such Disposition of Collateral, (ii) the First Lien Agent shall promptly apply such proceeds to permanently pay the First Lien Debt in accordance with the terms of the First Lien Documents until the same have been Discharged, (iii) after such application, any excess proceeds from such Disposition shall be applied in accordance with the provisions of Section 5 and (iv) no such release and/or authorization documents shall be delivered (A) to any Obligor or (B) more than 2 Business Days prior to the date of the closing of the Disposition of such Collateral; provided further that if the closing of the Disposition of the Collateral subject to such Release Event is not consummated within 15 business days of the proposed date of closing or any agreement governing such Disposition is terminated, the First Lien Agent shall promptly, upon Subordinated Creditor’s request, return all Release Documents to Subordinated Creditor.  Subordinated Creditor waives any benefits of California Civil Code Sections 2809, 2810, 2819, 2845, 2847, 2848, 2849, 2850, 2899 and 3433.

13.           [Intentionally Omitted]

14.           In any Insolvency Proceeding, if the First Lien Creditors (or any subset thereof) are granted adequate protection in the form of Senior Adequate Protection Liens, Subordinated Creditor may seek (and the First Lien Creditors may not oppose) adequate protection of their interests in any portion of the Collateral securing the Subordinated Debt in the form of a replacement lien on the additional collateral subject to the Senior Adequate Protection Liens, if granted, will be subordinate to all Liens securing the First Lien Debt (including, without limitation, the Senior Adequate Protection liens and any “carve-out” agreed to by the First Lien Agent or the other First Lien Creditors) and any Liens securing debtor-in-possession financing on the same basis as the other liens securing the Subordinated Debt are so subordinated under this Agreement; provided that, Subordinated Creditor hereby irrevocably agrees, pursuant to Section 1129(a)(9) of the Bankruptcy Code, that any stipulation and/or order granting such adequate protection may provide that any junior superpriority claims held by it may be paid under any plan of reorganization in any combination of cash, debt, equity or other property having a value on the effective date of such plan equal to the allowed amount of such junior superpriority claims. Except as expressly set forth above, Subordinated Creditor may not seek and waive the right to request or receive post-petition interest and/or adequate protection payments in any Proceeding, and the First Lien Creditors may oppose any payments proposed to be made by any Obligor to Subordinated Creditor.

15.           Subordinated Creditor hereby consents to any sale, lease, exchange, transfer or other disposition (each, a “Disposition”) of any Collateral securing the First Lien Debt (or any portion thereof) and the Subordinated Debt free and clear of Liens or other claims under Section 363 of the Bankruptcy Code or any other provision of the Bankruptcy Code, if the First Lien Creditors have consented to the Disposition of such assets, as long as all proceeds of such Disposition received by the First Lien Creditors on account of the First Lien Debt will be applied to the First Lien Debt to permanently reduce the principal portion of the First Lien Debt in accordance with this Agreement; provided that Subordinated Creditor may raise any objections to any such Disposition of such Collateral securing the Subordinated Debt that could be raised by any creditor of the Obligors whose claims were not secured by any liens on such collateral, provided such objections are not inconsistent with any other term or provision of this Agreement and are not based on the status of Subordinated Creditor as a secured creditors (without limiting the foregoing, Subordinated Creditor will not be permitted to raise any objections based on rights afforded by Sections 363(e) and (f) of the Bankruptcy Code to secured creditors (or by any comparable provision of any bankruptcy or insolvency law)) with respect to the Liens granted to Subordinated Creditor; provided, further, that Subordinated Creditor shall retain its rights to bid on the Collateral (including by way of credit bidding under Section 363(k) of the Bankruptcy Code or otherwise) so long as such bid contains a cash component sufficient to Discharge the First Lien Debt in its entirety.  Subordinated Creditor hereby irrevocably waives any claim it may now or hereafter have arising out of the First Lien Creditors’ election in any proceeding instituted under Chapter 11 of the Bankruptcy Code of the application of Section 1111(b)(2) of the Bankruptcy Code.  Subordinated Creditor hereby agrees not to initiate or prosecute or join with any other Person to initiate or prosecute any claim, action or other proceeding (i) challenging the enforceability of the First Lien Creditors’ claims as fully secured claims with respect to all or part of the First Lien Debt or for allowance of any First Lien Debt (including those consisting of post-petition interest, fees or expenses) or opposing any action by the First Lien Agent or the First Lien Creditors to enforce their rights or remedies arising under the First Lien Documents in a manner which is not prohibited by the terms of this Agreement, (ii) challenging the enforceability, validity, priority or perfected status of any liens on assets securing the First Lien Debt under the First Lien Documents, (iii) asserting any claims which any of the Obligors may hold with respect to the First Lien Creditors, (iv) seeking to lift the automatic stay to the extent that such action is opposed by the First Lien Agent or (v) opposing a motion by the First Lien Agent to lift the automatic stay.  The First Lien Creditors agree not to initiate or prosecute or join with any Person to initiate or prosecute any claim, action or other Proceeding (i) challenging the enforceability, validity, priority or perfected status of any liens on assets securing the Subordinated Debt under the Subordinated Debt Documents, (ii) challenging the enforceability of the Subordinated Creditor’s claims as fully secured claims with respect to all or part of the Subordinated Debt or for allowance of any Subordinated Debt (including those consisting of post-petition interest, fees or expenses) or opposing any action by the Subordinated Creditor to enforce its rights or remedies arising under the Subordinated Debt Documents in a manner which is not prohibited by the terms of this Agreement or (iii) asserting any claims which any of the Obligors may hold with respect to the Subordinated Creditor.  Furthermore, Subordinated Creditor agrees that it shall not at any time, whether before, during or after the commencement of any Proceeding (including any Insolvency Proceeding) and until the First Lien Termination Date, (x) grant any waivers under, or fail to enforce the terms of or exercise any rights available to it under or pursuant to, any subordination agreement, priority deed, or similar document or instrument that applies to any indebtedness, obligations, undertakings, guaranties or liens that are thereby or otherwise subordinated to the Subordinated Debt and/or any liens on Collateral (“Other Subordinated Debt”), (y) cooperate with or otherwise permit or forbear from exercising any rights and remedies with respect to any attempt by any beneficial or legal holder of any Other Subordinated Debt, in violation of any applicable so called “standstill” provisions of such agreement or priority deed, to accelerate, make demand, attempt to collect, take legal or equitable action with respect to, or seek a judgment against or any other legal or equitable relief with respect to any Obligor and/or to foreclose or otherwise realize upon and/or take possession or control of, or obtain any legal or equitable relief with respect to, any portion of the Collateral.

16.           Subordinated Creditor shall promptly affix a legend to the instruments evidencing the Subordinated Debt stating that the instruments are subject to the terms of this Agreement.  By the execution of this Agreement, Subordinated Creditor hereby agrees to promptly (but not more than five (5) Business Days following the date first written above) amend any financing statements and functionally-similar lien perfection and/or creation documents filed or recorded by Subordinated Creditor against any Obligor as follows: “In accordance with a certain Subordination Agreement by and among the [Subordinated Creditor], the Debtor and the [First Lien Agent], the [Subordinated Creditor] has subordinated any security interest or lien that [Subordinated Creditor] may have in any property of the Debtor to the security interest of [the First Lien Agent] on behalf of itself and other creditors in all assets of the Debtor, notwithstanding the respective dates of attachment or perfection of the security interest of the Secured Creditor and [the First Lien Agent]”.

17.           No amendment of the Subordinated Debt Documents shall directly or indirectly modify the provisions of this Agreement in any manner which might terminate or impair the subordination of the Subordinated Debt or the subordination of the Liens that Subordinated Creditor may have in any property of any Obligor.

18.           In the event of any Insolvency Proceeding involving one or more of the Obligors, these provisions shall apply: (a) the Subordinated Creditor shall not seek in any Proceeding to be treated as part of the same class of creditors as the First Lien Agent or the First Lien Creditors and shall not oppose any pleading or motion by the First Lien Agent and/or the First Lien Creditors for the First Lien Creditors and the Subordinated Creditor to be treated as separate classes of creditors; (b) the First Lien Creditors shall first be entitled to receive payment in full in cash of the First Lien Debt (including post-petition interest, including any applicable default rate interest, whether or not permitted in such Proceeding) from the proceeds of the Collateral before Subordinated Creditor is entitled to receive from the proceeds of the Collateral any payment on account of the principal of or interest on or any other amount owing in respect of the Subordinated Debt; (c) any payment, dividend or distribution of assets of the Obligor of any kind or character, whether in cash, property or securities to which Subordinated Creditor would be entitled except for the provisions of this Agreement, shall be paid by the Person making the payment or distribution, whether a trustee in bankruptcy, a debtor-in-possession, a receiver or liquidating trustee or other trustee or agent, directly to the First Lien Agent, to the extent necessary to make indefeasible payment in full in cash of the remaining unpaid First Lien Debt and Subordinated Creditor shall then be entitled to receive from the proceeds of the Collateral payment in full in cash of the Subordinated Debt (including post-petition interest, including any applicable default rate interest, whether or not permitted in such Proceeding); (d) in any Proceeding, the First Lien Agent is irrevocably authorized and empowered (in the name of Subordinated Creditor or otherwise), but shall have no obligation, to demand, sue for, collect and receive every payment, dividend or distribution referred to in clauses (a) through (c) above and give acquittance therefor and to file claims and proofs of claim and take other action (including, without limitation, voting the Subordinated Debt or enforcing any lien securing Subordinate Debt) as the First Lien Agent may deem necessary or advisable for the exercise or enforcement of any of the rights, remedies or interests of the First Lien Agent under this Agreement to the extent that Subordinated Creditor, after written notice from First Lien Agent, has not theretofore done so and any applicable claims bar date or statute of limitations is due to occur in less than thirty (30) days; (e) in any Insolvency Proceeding, Subordinated Creditor shall promptly take any action as the First Lien Agent may reasonably request: (i) to collect the Subordinated Debt for the account of the First Lien Agent and to file appropriate claims or proofs of claim in respect of the Subordinated Debt; (ii) to execute or authenticate and deliver to the First Lien Agent powers of attorney, assignments, instruments, or other documentation as the First Lien Agent may request in order to enable the First Lien Agent to enforce any and all claims with respect to the Subordinated Debt and any lien securing Subordinate Debt; and (iii) to collect and receive any and all payments, dividends or distributions which may be payable or deliverable upon or with respect to the Subordinated Debt; and (f) in any Insolvency Proceeding, Subordinated Creditor shall not have any right to setoff against the Subordinated Debt any indebtedness, claim or other obligation of any nature owed by Subordinated Creditor to the Obligor (including, without limitation, any right of setoff under Section 553 of the Bankruptcy Code), and Subordinated Creditor irrevocably agrees, to the extent not prohibited by applicable law, that Subordinated Creditor waives and will not exercise any right of setoff. If the foregoing waivers are adjudicated unenforceable by a court of competent jurisdiction, then Subordinated Creditor agrees that, in the event that Subordinated Creditor exercises any right of setoff in any Proceeding or at any other time, Subordinated Creditor will pay directly to the First Lien Agent, an amount equal to the amount of Subordinated Debt that was so set off, for application to First Lien Debt until all First Lien Debt has been Discharged.

19.          To the extent that the First Lien Creditors receive payments on the First Lien Debt or proceeds of Collateral for application to the First Lien Debt which are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any Bankruptcy Law, common law, equitable cause or otherwise (and whether as a result of any demand, settlement, litigation or otherwise) (each a “First Lien Avoidance”), then to the extent of such payment or proceeds received, such Obligations, or part thereof, intended to be satisfied by such payment or proceeds shall be revived and continue in full force and effect as if such payments or proceeds had not been received by the First Lien Creditors, and this Agreement, if theretofore terminated, shall be reinstated in full force and effect as of the date of such First Lien Avoidance, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the Lien priorities and the relative rights and obligations of the First Lien Creditors and the Subordinated Creditor provided for herein with respect to any event occurring on or after the date of such First Lien Avoidance.  The Subordinated Creditor agrees that it shall not be entitled to benefit from any First Lien Avoidance, whether by preference or otherwise, it being understood and agreed that the benefit of such First Lien Avoidance otherwise allocable to them shall instead be allocated and turned over for application in accordance with the priorities set forth in this Agreement.

20.           Subject to Section 19 hereof, this Agreement shall terminate upon the First Lien Termination Date.

21.          All rights and interests of the First Lien Agent and the First Lien Creditors under this Agreement, and all agreements and obligations of Subordinated Creditor and Obligor under this Agreement, shall remain in full force and effect irrespective of: (a) any lack of collectability, validity or enforceability of all or any portion of this Agreement, the First Lien Debt or any of First Lien Documents due to incapacity, lack of power or authority, discharge or for any reason whatsoever; (b) subject to Section 8, any change in the amount of interest accruing on, time, manner or place of payment of, or in any other terms or conditions of, all or any of First Lien Debt, or any other amendment or waiver of, any consent to departure from any of First Lien Documents, including, without limitation, changes in the terms of disbursement or repayment of any loan proceeds, any modifications, increases, extensions, renewals, rearrangements, restatements, acceleration, settlement or compromise of First Lien Debt or the advancement of additional funds by the First Lien Agent in its discretion; (c) the timing, manner and order of application of any payments and credits made by the First Lien Agent on First Lien Debt; (d) the First Lien Agent’s or the First Lien Creditors’ forbearance or agreement to forbear from enforcing any right or remedy related to First Lien Debt, including rights and remedies against any Obligor; (e) any exchange of Collateral, release or non-perfection of any lien, subordination of any lien, or any release of any Obligor on the First Lien Debt or any release, amendment or waiver of, or consent to departure from or indulgence with respect to, any the First Lien Document, for all or any of First Lien Debt; (f) any future law, regulation, or order of any governmental authority (whether of right or in fact) purporting to affect any term of First Lien Debt or First Lien Documents; (g) any setoff, defense or counterclaim whatsoever (in any case, whether based on contract, tort or any other theory) or any other circumstance in respect of this Agreement, First Lien Debt or any the First Lien Document that might otherwise constitute a defense available to, or a discharge of, First Lien Debt, the First Lien Borrower, any other Obligor on any First Lien Debt or Subordinated Creditor; or (h) any action taken or refrained from being taken by the First Lien Agent regarding First Lien Debt that the First Lien Agent deems appropriate.

22.          Each party hereto hereby agrees to execute such documents and/or take such further action as the First Lien Agent or Subordinated Creditor may at any time or times reasonably request in order to carry out the provisions and intent of this Agreement, including, without limitation, ratifications and confirmations of this Agreement from time to time hereafter, as and when requested by the First Lien Agent or Subordinated Creditor.

23.          Subordinated Creditor represents and warrants to the First Lien Agent as follows: (a) the execution, delivery and performance of this Agreement and each of the Subordinated Debt Documents now outstanding (true and complete copies of which have been furnished to the First Lien Agent) have been duly authorized by all necessary action; are within the power and authority of Subordinated Creditor and do not and will not (i) contravene the partnership agreement or other organic documents, if any, establishing or governing Subordinated Creditor, any applicable law or governmental regulation or any contractual restriction binding on or affecting Subordinated Creditor or any of its properties or (ii) result in or require the creation of any Lien upon or with respect to any of Subordinated Creditor’s properties; (b) this Agreement and each of the Subordinated Debt Documents are legal, valid and binding obligations of Subordinated Creditor, enforceable against the Second Lien Borrower and the other Obligors party thereto, to the best of Subordinated Creditor’s knowledge, and Subordinated Creditor in accordance with their respective terms except as limited by bankruptcy, insolvency or other laws of general application relating to the enforcement of creditors' rights and by general equitable principles; (c) Subordinated Creditor is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, organization or formation and in good standing in the jurisdictions in which it is doing business, except, in each instance, with respect to such failures that would not reasonably be expected to adversely impact Subordinated Creditor’s rights under the Subordinated Debt Documents and Subordinated Creditor’s ability to perform its obligations under this Agreement; (d) Subordinated Creditor is the sole holder of the Subordinated Debt, free and clear of any Liens, with full power to make the subordinations set forth in this Agreement; and (e) Subordinated Creditor has not made or permitted any assignment or transfer, as security or otherwise, of the Subordinated Debt, any Subordinated Debt Documents or of any of the Collateral securing the Subordinated Debt prior to the date hereof.  The First Lien Agent represents and warrants to Subordinated Creditor as follows: (a) the execution, delivery and performance of this Agreement and the First Lien Documents have been duly authorized by all necessary action; are within the power and authority of the First Lien Agent and do not and will not (i) contravene the partnership agreement or other organic documents, if any, establishing or governing the First Lien Agent, any applicable law or governmental regulation or any contractual restriction binding on or affecting the First Lien Agent or any of its properties, or (ii) result in or require the creation of any lien upon or with respect to any of the First Lien Agent’s properties; (b) this Agreement constitutes a legal, valid and binding obligation of the First Lien Agent, enforceable against the First Lien Agent in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to the enforcement of creditors' rights and by general equitable principles, (c) First Lien Agent is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, organization or formation and in good standing in the jurisdictions in which it is doing business, except, in each instance, with respect to such failures that would not reasonably be expected to adversely impact First Lien Agent’s rights under the First Lien Documents and First Lien Agent’s ability to perform its obligations under this Agreement; (d) First Lien Creditors’ are the sole holders of the First Lien Debt, free and clear of any Liens, with full power to make the agreements set forth in this Agreement.

24.           This Agreement binds Subordinated Creditor, the First Lien Agent, the First Lien Creditors, the First Lien Borrower, the Second Lien Borrower, and all other Obligors and their respective successors or assigns, and benefits the First Lien Agent, the First Lien Creditors and Subordinated Creditor, and their respective successors, assigns and participants in any portion of the First Lien Debt and the Subordinated Debt, as applicable. This Agreement is for Subordinated Creditor’s and the First Lien Agent’s and the First Lien Creditors’ benefit and not for the benefit of any Obligor, any guarantor of any Obligor’s obligations under the First Lien Debt and/or the Subordinated Debt or any other person. Each Secured Creditor reserves the right to grant participations in, or otherwise sell, assign, transfer or negotiate all or any part of, or any interest in, their respective Obligations; provided that no Secured Creditor shall be obligated to give any notices to or otherwise in any manner deal directly with any participant in the Obligations and no participant shall be entitled to any rights or benefits under this Agreement, except through the Secured Creditor with which it is a participant.  This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument. Any facsimile, “pdf”, “tiff” or other copy hereof (in any format) shall be deemed to be an original for purposes of enforcement hereof. Any rule of construction to the effect that a contract is to be construed against a drafting party is expressly disclaimed.  The term “including” is construed to mean “without limitation.”

25.           This Agreement shall be governed by and construed in accordance with the laws of the State of California, without giving effect to conflicts of laws principles. Subordinated Creditor, the First Lien Agent, First Lien Creditors and each Obligor submit to the non-exclusive jurisdiction of the state and federal courts located in Los Angeles, California, any action, suit, or Proceeding of any kind, against it which arises out of or by reason of this Agreement. Each Secured Creditor expressly submits and consents in advance to such jurisdiction in any action or suit commenced in any such court, and each Secured Creditor hereby waives any objection that it may have based upon lack of personal jurisdiction, improper venue, or forum non conveniens and hereby consents to the granting of such legal or equitable relief as is deemed appropriate by such court.  Each Secured Creditor hereby waives personal service of the summons, complaints, and other process issued in such action or suit and agrees that service of such summons, complaints, and other process may be made by registered or certified mail addressed to such Secured Creditor at the address set forth on the signature page hereof, and that service so made shall be deemed completed upon the earlier to occur of such Secured Creditor’s actual receipt thereof or two (2) business days after deposit by the First Lien Agent or the Subordinated Creditor, as the case may be, in the U.S. mails, proper postage prepaid.

TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, SUBORDINATED CREDITOR AND THE FIRST LIEN AGENT EACH WAIVE THEIR RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS AGREEMENT, THE DOCUMENTS OR ANY CONTEMPLATED TRANSACTION, INCLUDING CONTRACT, TORT, BREACH OF DUTY AND ALL OTHER CLAIMS. THIS WAIVER IS A MATERIAL INDUCEMENT FOR BOTH PARTIES TO ENTER INTO THIS AGREEMENT.  EACH PARTY HAS REVIEWED THIS WAIVER WITH ITS COUNSEL.

WITHOUT INTENDING IN ANY WAY TO LIMIT THE PARTIES’ AGREEMENT TO WAIVE THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY, if the above waiver of the right to a trial by jury is not enforceable, the parties hereto agree that the foregoing jury trial waiver shall be severed from this Agreement and that any and all disputes or controversies of any nature between them arising at any time shall be decided by a reference to a private judge, mutually selected by the parties (or, if they cannot agree, by the Presiding Judge of the Los Angeles County, California Superior Court) appointed in accordance with California Code of Civil Procedure Section 638 (or pursuant to comparable provisions of federal law if the dispute falls within the exclusive jurisdiction of the federal courts), sitting without a jury, in Los Angeles County, California; and the parties hereby submit to the jurisdiction of such court.  The reference proceedings shall be conducted pursuant to and in accordance with the provisions of California Code of Civil Procedure §§ 638 through 645.1, inclusive.  The private judge shall have the power, among others, to grant provisional relief, including without limitation, entering temporary restraining orders, issuing preliminary and permanent injunctions and appointing receivers.  All such proceedings shall be closed to the public and confidential and all records relating thereto shall be permanently sealed.  If during the course of any dispute, a party desires to seek provisional relief, but a judge has not been appointed at that point pursuant to the judicial reference procedures, then such party may apply to the Los Angeles County, California Superior Court for such relief.  The proceeding before the private judge shall be conducted in the same manner as it would be before a court under the rules of evidence applicable to judicial proceedings.  The parties shall be entitled to discovery which shall be conducted in the same manner as it would be before a court under the rules of discovery applicable to judicial proceedings.  The private judge shall oversee discovery and may enforce all discovery rules and order applicable to judicial proceedings in the same manner as a trial court judge.  The parties agree that the selected or appointed private judge shall have the power to decide all issues in the action or proceeding, whether of fact or of law, and shall report a statement of decision thereon pursuant to the California Code of Civil Procedure § 644(a).  Nothing in this paragraph shall limit the right of any party at any time to exercise self-help remedies, foreclose against collateral, or obtain provisional remedies.  The private judge shall also determine all issues relating to the applicability, interpretation, and enforceability of this paragraph.

26.          The Subordinated Creditor hereby agrees that until the First Lien Termination Date has occurred it will not assert any rights of subrogation it may acquire as a result of any payment hereunder; provided that as between the Obligors, on the one hand, and the Subordinated Creditor, on the other hand, any such payment that is paid over to the First Lien Agent and/or the First Lien Creditors pursuant to this Agreement shall be deemed not to reduce any of the Subordinated Debt.

27.          Each of First Lien Agent and Subordinated Creditor may demand specific performance of this Agreement and, on behalf of itself and the respective other Secured Creditors, hereby irrevocably waives any defense based on the adequacy of a remedy at law and any other defense that might be asserted to bar the remedy of specific performance in any action which may be brought by the respective Secured Creditors.

28.          This Agreement represents the entire agreement with respect to the subject matter hereof, and supersedes all prior negotiations, agreements and commitments.  Except as provided in Section 23, Subordinated Creditor is not relying on any representations by the First Lien Agent in entering into this Agreement, and Subordinated Creditor has kept and will continue to keep itself fully apprised of the financial and other condition of each Obligor.  This Agreement may be amended only by written instrument signed by Subordinated Creditor and the First Lien Agent.

29.          Each Obligor party hereto hereby, jointly and severally, agrees to pay, upon demand, to the First Lien Agent and/or Subordinated Creditor, as the case may be, the amount of any and all fees, charges, costs and expenses, including reasonable attorneys' fees and costs, both before and after judgment, that the First Lien Agent or Subordinated Creditor may incur under or in enforcement of this Agreement.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the undersigned have executed this Subordination Agreement as of the date first above written.

“First Lien Agent”	“Subordinated Creditor”

TRINAD CAPITAL MASTER FUND, LTD.	VALUEACT SMALLCAP MASTER FUND, L.P.

By:	By:
Name:	Name:
Title:	Title:

“First Lien Borrower”	“Second Lien Borrower”

Name: NeuMedia, Inc.	Name: Twistbox Entertainment, Inc.

By:	By:
Title:	Title:

Signature Page to Subordination Agreement